Exhibit 99.1

GENIUS BRANDS INTERNATIONAL ISSUES CEO NEWSLETTER

Beverly Hills, Calif., November 16, 2020 – Genius Brands International, Inc. (“Genius Brands” or the “Company”) (NASDAQ: GNUS), a global brand management company that creates and licenses multimedia entertainment content for children, released a letter to shareholders from Chairman & CEO Andy Heyward. The complete letter follows:

Dear Friends and Shareholders,

As I write to you, and with our 3rd quarter 10Q set to be released later today, I am extremely excited to share key business developments that are building powerful assets for Genius Brands shareholders.

Today’s update can be summarized through 5 pillars of asset creation that individually and in the aggregate, are actively moving forward and driving long term value for Genius.

They are:

•	KARTOON CHANNEL!
•	STAN LEE UNIVERSE
•	OUR TENTPOLE ANIMATED CONTENT BRANDS
•	THE GENIUS BALANCE SHEET
•	ACQUISITIONS

PILLAR #1:

ACQUISITIONS

I want to start today with ACQUISITIONS, by sharing that this morning we announced the acquisition of CHIZCOMM. With over $100 million dollars in annual aggregated media spend, ChizComm is the largest single purchaser of children’s media in North America. They spend more on children’s advertising, than anyone including well known kids advertisers like Hasbro, Mattel, or Lego. The acquisition of ChizComm and ChizComm Beacon Media will be a transformational event for Genius Brands.

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ChizComm today represents more than 30 major toy companies and has worked for some of the most powerful and iconic brands in the children, family media and toy industries. Once again, the acquisition of ChizComm will be a transformational event for Genius Brands.

1.	The ChizComm marketing agency, will enable us to put rocket fuel into the growth of Kartoon Channel!, its viewership and ultimately Kartoon Channel! revenues. As viewership grows, so does revenue alongside it. And that drives significant value for Genius Brands.

2.	The ChizComm media buying agency will provide us with additional standing as a content provider, with our broadcast partners.

3.	The ChizComm toy and gaming client base will provide Genius unusual access to the key companies that are the backbone of the children’s consumer product business, with billions of dollars of revenues, in significant part driven by licensing of animated entertainment properties such as those created and offered by Genius Brands.

Founded by Harold and Jennifer Chizick, the ChizComm management team is world class with offices in Toronto, New Jersey, and Los Angeles. Harold Chizick served as VP Marketing Services for Spin Master Toys for years before starting the agency alongside Jennifer Chizick. Donna MacNeil, the company President in Toronto, was Publisher of Kidscreen, the leading trade journal in kids media, and highly regarded by all in the kids media business, and Kathleen Campisano previously led the Barnes & Noble Toys and Games buying division with significant growth during a ten period before joining as CMO of ChizComm and running U.S. operations.

The ChizComm acquisition will be strategic because it will not just be a valuable business in its own right, but it will enhance Genius’ existing businesses of broadcasting, licensing, and distribution, thus becoming a virtuous circle. As you know, we have raised capital in recent months in part because we wanted to be able to take advantage of strategic acquisition opportunities to unlock what we believe is significant value for Genius Brands and its shareholders. We are using part of that cash to pay for ChizComm, and a portion of the acquisition price is being funded with Genius Brands stock.

Just as Pixar, Marvel and Lucasfilm were smart acquisitions that drove value forward for Disney, we equally see ChizComm as accretive, not dilutive, and though smaller, in the same vein, driving value forward for Genius Brands now and for years to come.

PILLAR #2:

KARTOON CHANNEL!

Since launching Kartoon Channel! on June 15th, we have been laying the groundwork for a powerful kids distribution system and a valuable and growing asset to the company and its shareholders, for years to come. By all metrics, we are rapidly moving forward. The aggregating of an unmatched library has been job one. Our focus now moves to growing the audience.

Our marketing team is hard at work executing plans to grow the audience, in exciting ways  to match the quality of programming we are creating.

When we launched Kartoon Channel!, we described it as ‘like a Netflix for kids, but free’, and that has not changed. Like Netflix, we are an On-Demand streaming programming service. But unlike Netflix, we are free with no subscription fees.* We are advertiser supported. And unlike Netflix, we are exclusively for kids. We expect Kartoon Channel! to become a profit center of Genius Brands going forward for years to come, and believe it will prosper because of:

•	The caliber of the core children’s content itself

•	The technology of how and where we deliver that content to children

•	The extremely kid friendly interface.

(For those of our shareholders who have not yet visited KartoonChannel! I encourage you to visit the site on one of the many platforms where it is available).

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We remain focused on having programming for kids which is SAFE, POSITIVE, ENRICHING, DIVERSE, and KID FRIENDLY, PARENT FRIENDLY, and ADVERTISER FRIENDLY. Since our launch in June, we have debuted a brand-new architecture which is now carried on a number of platforms including:

•	Amazon Prime,
•	Amazon Fire,
•	Apple TV,
•	Apple iOS,
•	Android TV,
•	Android Mobile,
•	Roku,
•	Comcast Cable,
•	Cox Cable,
•	Tubi,
•	Dish/Sling,
•	and online through Kartoonchannel.com.

In other words, Kartoon Channel! is now available virtually everywhere.

Additionally, we have done a deal with the world’s #1 TV manufacturer, Samsung, to carry the Kartoon Channel! app on their Smart TVs. Theirs is the leading smart TV app platform and the Kartoon Channel! app is available on Samsung right now. We are in discussions with other manufacturers, and expect to announce similar deals in the near future.

Kartoon Channel! has seen steady organic growth and we are finding that viewers are not just staying for a single episode, but watching multiple episodes in one sitting. (I'm also pleased to report that Kartoon Channel! audience response has been extremely high with a 5-Star rating in the Apple App store for example, versus even Disney+ with a 4.5 rating.)

In September we launched KARTOON CLASSROOM! to coincide with back-to-school. Kartoon Classroom! is a sub-brand and offering on Kartoon Channel! for digitally infused learning.

We will also soon be launching a Kartoon Classroom! microsite (website within a website) before the end of the year to help parents, daycare professionals, and professional educators reinforce with their kid’s lessons taught in the shows.

Each week we continue to roll out new and compelling programs. In addition to existing series from the Genius Brands catalogue such as Warren Buffett’s Secret Millionaires Club, Thomas Edison’s Secret Lab, and Martha & Friends, we are also showing selected shorts and promotional episodes of our hit Rainbow Rangers (also running on Nickelodeon) and Llama Llama (Netflix).

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We have acquired proven and recognized branded programs including:

•	Angry Birds
•	Babar
•	Yu Gi Oh (Arc V)
•	Pac-Man
•	Pig on the Hill - in partnership with Pierce Brosnan
•	Mellodees (from the hugely successful DJ Marshmello

We have also launched the “KARTOON CHANNEL! MOVIE OF THE WEEK” with our first slate of feature films including:

•	Stan Lee’s Mighty 7
•	Beauty and the Beast
•	Snow White
•	Cinderella
•	Jack and the Beanstalk
•	and running this week, HERCULES

The reception has been strong, and we will be shortly migrating these to the “KARTOON CHANNEL! FRIDAY NIGHT FAMILY FUN FILM.”

Kartoon Channel! now has several thousand episodes that have been acquired of high quality childrens content with positive values and enriching stories. We have gender-neutral series for boys, for girls, for toddlers and for older kids, and many which are for parental co-viewing.

Nickelodeon was launched in 1979. Over the years it grew, and is the single most valuable asset in Viacom, today worth several billion dollars. Cartoon Network, and Disney Channel followed similar trajectories for their parent companies, Warner Brothers, and the Walt Disney Company. We can not represent that we will enjoy these same successes let alone that of Netflix, and others, but kids viewing habits today are migrating to digital networks, to YouTube, and to Apps, and not just on TV sets, but also on computers, game platforms, and cell phones, and that aggregation of platforms is where Kartoon Channel! lives because that is where today’s kids are.

Kartoon Channel! lives off advertising not subscription fees. We are excited that if you go to the channel, you will see that we have now brought in prominent kids advertisers including McDonalds, Lego, Playmobil, and family-oriented advertisers like Wells Fargo. And because we live off advertising, not subscription fees, that again is where the synergies with ChizComm Media becomes so extremely powerful for Genius Brands.

Moreover, the addition of marketing and media buying expertise, now positions Genius to enjoy those synergies and fuel new opportunities with broadcast clients and toy companies, for innovative offerings, reach and engagement in a rapidly evolving landscape, as we fuel the growth of Kartoon Channel!

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PILLAR #3:

TENTPOLE ANIMATION BRANDS

There are 4 Genius Brands’ Tentpole Animation Brands

These are existing animated series and upcoming animated series. They are:

1.	Rainbow Rangers
2.	Llama Llama
3.	Stan Lee’s Superhero Kindergarten
4.	Shaq’s Garage

We consider these tentpole brands because they each have the possibility of breaking out and becoming substantial businesses.

Of course, one never knows which will thrive and which will not, so we have a portfolio approach of multiple brands.  Our core brands share three attributes which we feel advantage them over content without these attributes.

•	They are EVERGREEN which means like a Tom & Jerry, or a Flintstones or a Scooby-Doo, they can live for generations being relicensed again and again and again, long after they have paid for their original cost of production.

•	They are INTERNATIONAL, which means they are not just products for the U.S. market, but rather, also like a Tom & Jerry or a Flintstones or a Scooby-Doo, they can live anywhere. They are global businesses.

•	They have DUEL INCOME STREAMS. Not only are they valuable programs which continuously are licensed to broadcast and generate money from license fees, but they have a second income stream in Consumer Products. The characters have a second life in toys, video games, publishing, apparel, backpacks sleep wear bedding, school supplies, costumes, and numerous categories of licensed products.

In the case of Genius Brands, our core properties will ultimately reside on Kartoon Channel! and drive viewership forward there, and build the value of that asset, similar to Disney core brands like Mickey Mouse, Winnie the Pooh and Duck Tales, reside on Disney Channel and Disney+.

RAINBOW RANGERS (Playing on Nickelodeon and Kartoon Channel!) Rainbow Rangers is now just coming into the market. Early products from Mattel are in Walmart, Amazon, and Target.com. Going beyond just toys, there are a significant number of licensed products in a variety of categories, many of which are already in the marketplace.

The series is broadly distributed overseas, and we are assigning international licensing agents as we speak. Due to COVID-19 and supply channel challenges, this took longer than we would like to see and it is too early still to get a read, however we are pleased to see things moving.

Our goal now for Rainbow Rangers, is to add additional retail partners (both brick and mortar and online), and simultaneously work to build a global presence for the show through Kartoon Channel! and global partnerships. By the end of Christmas season, we will have a good idea of the performance of product at retail and how big the brand can be and we look forward to sharing that early in the new year.

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LLAMA LLAMA
(Playing on Netflix and Kartoon Channel!)

Llama Llama is currently in an exclusive retail promotion with Kohls with plush toys and books. Initial reports have been strong. We have over 50 Llama Llama licensed products in a broad range of categories.

Over 30 million books have been sold since Llama Llama was first introduced and it continues to be a top-selling series in childrens’ literature. We see this as a brand that will grow and endure for many years.

STAN LEE’S SUPERHERO KINDERGARTEN

(Playing on Amazon Prime and Kartoon Channel!)

When Stan Lee created Spider-Man, he said, “With Great Power comes Great Responsibility.” Years later, when he created Superhero Kindergarten, he said, “With Great Power comes Great Mess.”

Stan Lee’s Superhero Kindergarten was the last series created by the iconic Stan Lee, and it is simply crazy superhero kindergarten fun. It stars Arnold Schwarzenegger as Captain Fantastic, a former superhero now charged with teaching a special group of kids how to develop their superpowers. Starting with Arnold and Stan, there is nothing about this show that is not in the category of excellence. The head writer was the head writer of SpongeBob SquarePants, and did some of the best stories ever written in kids television. Iconic film director, John Landis (director of The Blues Brothers, Three Amigos, Animal House, Coming to America, Beverly Hills Cop III, Trading Places, Honey, I Shrunk the Kids TV and Michael Jackson’s Thriller), is the voice director for the series.

The show is in the middle of production, and we will deliver the first episode tease next month.   Arnold and John are in the recording studio weekly doing his voice recordings, and we all agree they are “FANTASTIC!”

We have high expectations for both the series and the consumer products worldwide and are currently in discussions with a MAJOR RETAILER to carry the toy line.

SHAQ’S GARAGE

The last series, I want to take a moment to discuss is our recently announced Shaq’s Garage.

Shaq’s Garage features a group of insanely imaginative vehicles, owned by Shaquille O’Neal that get into larger than life adventures.

For a long time, we have been talking to Shaquille about doing an animated series together and we finally found the right concept.

Let me describe it as ‘TOY STORY meets HOT WHEELS meets SHAQUILLE O’NEAL.’

Shaq’s Garage has the most amazing vehicles anyone has ever imagined. Not unlike Toy Story, nobody but our audience knows they are actually “alive,” with real personalities and voices. Not even Shaq himself, who only sees them at the beginning and ending of each episode before and after each adventure, unknowing that they lead lives as amazing as his own!

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We chose to do this series first and foremost because we saw it as an opportunity to tell heartwarming stories with adventure, comedy music, and diversity.  We also saw it as an opportunity in success to take an ownership position in a major category of the toy industry... "vehicle play." It is no small fact to mention that Mattel’s Hot Wheels does almost $1 billion dollars annually in die-cast vehicle sales. The Disney movie Cars did several billion dollars of sales itself over a 4-year period, in the die-cast vehicle category. We think that Shaq’s Garage has every possibility to become a hit animated series, and an important player in the vehicle play category, taking substantial market share with it.  Shaquille is not just an NBA legend.  He is one of the most sought after and successful businessmen in the country, and beloved across all sectors.  He is selective of the companies he gets in business with and has promotional and sponsorship relationships, including American Express, Kellogg’s Frosted Flakes, Papa John’s Pizza, Carnival Cruises, The General Insurance, Icy Hot, and Reebok , among others. We are proud to be among them, and that Shaquille O’Neal has now become a significant shareholder of Genius Brands.

Shaq is fully committed to promoting SHAQ’S GARAGE using all of his fan base, social media and promotional tools, to turn the series and the licensing program into a major success.

PILLAR #4

STAN LEE UNIVERSE

When we first announced the transaction to acquire the rights to the Stan Lee name, likeness, signature, consumer products licensing, and intellectual property rights, we described it as one of the last great prizes in Hollywood.

Today, we believe this more than ever.  After all, Stan Lee was the creator/co-creator of more billion-dollar properties  than anyone ever, including Spider-Man, X-Men, Iron Man, Black Panther, Guardians of the Galaxy, Captain America, Captain Marvel, The Incredible Hulk, Thor, The Avengers and so many more. In fact, Stan Lee created 5 of the top 12 box office hits of all time, including the #1 box office hit of all time, Avengers: Endgame.

We have important things coming forth with this one of a kind asset. I am authorized to share today that we are now working with Marvel Studios on an important Stan Lee initiative which we will be announcing shortly. Like everything that Stan Lee ever touched, I can assure all our shareholders it will be significant, and the announcement will be worth the wait.

PILLAR #5:

BALANCE SHEET

The balance sheet of Genius is immaculate.  We have zero debt. A fact that very few companies anywhere can state. We have a war chest of over $100 million dollars sitting in cash. As we seek smart acquisitions to accelerate the company’s growth, we will use our cash, our shares, and our balance sheet cautiously and judiciously to create value for our shareholders. We are building an important business, and the cleanliness of the  balance sheet is one of our most important tools.

Our shareholder base has expanded from individual retail shareholders to include a broad array of funds, including many premier funds, such as Vanguard, BlackRock, and CalPERS (California Public Employees Retirement System) among our top 15 shareholders.

Genius Brands has exceptional liquidity, and regularly trades volumes in excess of 20 million shares per day. We attribute this to the passion and loyalty of our shareholders. Without your support, none of our accomplishments would have been possible.

The management team of Genius Brands, and our Board of Directors believe in the future of our Company.  None of us has sold a single share of the Company’s stock because we believe in the value being created and the prospects for growth that we are putting in place.

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We also recognize that Value doesn’t come over night, and there will be volatility along the road. But we continue to build assets, increase our animated program catalogue size, grow our channel footprint, invest in acquiring top tier animated content, invest in growing our licensing business, and lastly investing in our people. In Genius Brands senior management, we have some of the most accomplished people in children’s media, who have joined us from the senior ranks of iconic companies like Disney, Warner Bros., Hasbro, Marvel, and major retail outlets.

When all is said and done, we are committed to building value by making timeless animated entertainment for children, that is positive, diverse, and enriching. We distribute this content worldwide, and license it onto consumer products which delight and entertain children.   Regardless of Covid, regardless of interest rates, regardless of political parties or elections, kids around the world continue to watch cartoons.

As we build our catalogue, and look at the pioneers in childrens entertainment who came before us, we are reminded that animated programming for children is an enduring business of global value.

Sincerely,

Andy Heyward

Chairman & CEO

Genius Brands International, Inc.

*Additionally, Kartoon Channel! is available add-free, with a subscription, on certain platforms for families who prefer this experience.

About Genius Brands International

Genius Brands International, Inc. (Nasdaq: GNUS) is a leading global kids media company developing, producing, marketing and licensing branded children’s entertainment properties and consumer products for media and retail distribution. The Company’s award-winning ‘content with a purpose’ portfolio includes the upcoming Stan Lee’s Superhero Kindergarten, starring Arnold Schwarzenegger and in partnership with Alibaba; Rainbow Rangers for Nick Jr.; Llama Llama, starring Jennifer Garner, for Netflix; award-winning toddler brand Baby Genius; adventure comedy STEM series Thomas Edison's Secret Lab; and entrepreneurship series Warren Buffett's Secret Millionaires Club. Through licensing agreements with leading partners, characters from Genius Brands’ IP also appear on a wide range of consumer products for the worldwide retail marketplace. The Company’s new Kartoon Channel! is available in over 100 million U.S. television households via a broad range of distribution platforms, including Comcast, Cox, DISH, Amazon Prime, Sling TV, Apple TV, Roku, Amazon Fire and more. For additional information, please visit www.gnusbrands.com.

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Forward Looking Statements:

Certain statements in this press release constitute "forward-looking statements" within the meaning of the federal securities laws. Words such as "may," "might," "will," "should," "believe," "expect," "anticipate," "estimate," "continue," "predict," "forecast," "project," "plan," "intend" or similar expressions, or statements regarding intent, belief, or current expectations, are forward-looking statements. While the Company believes these forward-looking statements are reasonable, undue reliance should not be placed on any such forward-looking statements, which are based on information available to us on the date of this release. These forward looking statements are based upon current estimates and assumptions and are subject to various risks and uncertainties, including without limitation, our ability to generate revenue or achieve profitability; our ability to obtain additional financing on acceptable terms, if at all; our ability to repay our outstanding debt; the potential issuance of a significant number of shares to our convertible note holders which will dilute our equity holders; fluctuations in the results of our operations from period to period; general economic and financial conditions; our ability to anticipate changes in popular culture, media and movies, fashion and technology; competitive pressure from other distributors of content and within the retail market; our reliance on and relationships with third-party production and animation studios; our ability to market and advertise our products; our reliance on third-parties to promote our products; our ability to keep pace with technological advances; our ability to protect our intellectual property and those other risk factors set forth in the “Risk Factors” section of the Company’s most recent Annual Report on Form 10-K and in the Company's subsequent filings with the Securities and Exchange Commission (the "SEC"). Thus, actual results could be materially different. The Company expressly disclaims any obligation to update or alter statements whether as a result of new information, future events or otherwise, except as required by law.

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MEDIA CONTACT:

pr@gnusbrands.com

INVESTOR RELATIONS CONTACT:

ir@gnusbrands.com

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